EXHIBIT 10.10.05
VISTEON CORPORATION 2010 INCENTIVE PLAN
TERMS AND CONDITIONS OF RESTRICTED STOCK GRANTS
     Visteon Corporation, a Delaware corporation (together with its subsidiaries, the “Company”), subject to the terms of the Visteon Corporation 2010 Incentive Plan (the “Plan”) and this Agreement, hereby grants to the Participant named in the Notification Summary or Appendix to this Agreement, shares of common stock of the Company subject to restrictions (“Restricted Shares”) as further described herein.
     1. Grant of Restricted Stock.
          The Company hereby grants to the Participant the number of Restricted Shares set forth in the Notification Summary or Appendix, effective as of the date or dates (“Grant Date”) and subject to such restrictions set forth in the Notification Summary or Appendix. In the event of certain corporate transactions, the number of Restricted Shares covered by this Agreement may be adjusted by the Organization and Compensation Committee of the Board of Directors of the Company (the “Committee”) as further described in Section 13 of the Plan.
     2. Lapsing of Restrictions and Release of Shares.
          a. During the Participant’s continuous employment with the Company, the restrictions on the Restricted Shares will lapse in accordance with the release schedule set forth in the Notification Summary or Appendix.
          b. In the event that application of the release schedule results in the release of a fractional share of restricted stock, only whole shares will be considered released.
          c. Upon a Change in Control of the Company, the Restricted Shares subject to restrictions will be released to the Participant, provided the Participant is employed by the Company, as of the date immediately preceding the date on which the Change in Control occurs. If the Participant is subject to another agreement governing the Participant’s employment, such other agreement will govern the Participant’s rights with respect to the Restricted Shares to the extent that such agreement provides greater rights to the Participant upon a Change in Control of the Company.
     3. Termination of Employment.
          a. Unless provided otherwise under the remaining provisions of this Paragraph 3, if the Participant’s employment with the Company is terminated for any reason, Participant will forfeit any and all rights to Restricted Shares with restrictions that have not lapsed on the termination date.
          b. Notwithstanding the provisions of Paragraph 3a, if the Participant is placed on an approved leave of absence, with or without pay, the Restricted Shares shall be held by the Company and will be released in accordance with the provisions of Paragraph 2 as if the Participant was actively employed.

          c. Notwithstanding the provisions of Paragraph 3a, if the Participant’s employment with the Company is terminated by reason of disability (as defined in the Company’s long-term disability plan), death, retirement, or involuntary termination without Cause, and if the Participant had remained in the employ of the Company for at least 180 days following the Grant Date, the Restricted Shares shall be released to the Participant on a pro rata basis, based on the number of months that have lapsed following the Grant Date as of the date of such termination. For purposes of this Agreement, “retirement” means the Participant’s termination of employment either (1) after attaining age 55 and completion of 10 years of service, or (2) after completion of at least 30 years of service, regardless of age. For purposes of this Agreement, “Cause” shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by (A) if the Participant is an executive officer of the Company, the Board of Directors, or (B) if the Participant is not an executive officer of the Company, the head of the Company’s global human resources department, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant’s duties, or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company, and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes by clear and convincing evidence that Cause exists.
     4. Restricted Share Account.
          a. The Company will hold the Restricted Shares in an account in the name of the Participant. As soon as practicable following the lapse of restrictions on the Restricted Shares, or as otherwise specified in the Notification Summary or Appendix, said shares shall be released to the Participant, less applicable withholding and brokerage fees associated with the sale of any Restricted Shares to pay applicable withholding. As soon as practicable following the date on which there occurs any event that results in the Participant ceasing to accrue service toward satisfaction of restrictions for the Restricted Shares, the Company shall release to the Participant the number of Restricted Shares, if any, to which the Participant is entitled, less applicable withholding and brokerage fees associated with the sale of Restricted Shares, and the remaining Restricted Shares shall be forfeited.
          b. The Company may retain the services of a third-party administrator to perform administrative services in connection with the Plan. To the extent the Company has retained such an administrator, any reference to the Company shall be deemed to refer to any such third-party administrator retained by the Company, and the Company may require the Participant to exercise the Participant’s rights under this Agreement only through such third-party administrator.

     5. Dividends.
          Any dividends paid on Restricted Shares prior to the date on which the Participant forfeits such shares shall be distributed to the Participant, subject to applicable withholding, fees and expenses.
     6. Withholding.
          a. Upon the release of previously granted Restricted Shares pursuant to Paragraph 4 above, the Company may satisfy its tax withholding obligations in any manner determined by the Committee, including by withholding a portion of the Participant’s cash compensation or by withholding a number of shares of stock having a Fair Market Value as determined by the Committee, equal to the amount required to be withheld. The Fair Market Value of any fractional share of stock remaining after the withholding requirements are satisfied will be paid to the Participant in cash. The Company may also require the Participant to deliver a check in the amount of any tax withholding obligation, or to otherwise indemnify the Company, as a condition to the issuance of any stock hereunder.
          b. Dividends paid on Restricted Shares prior to the lapse of the restrictions are subject to applicable tax withholding as described in subsection 6(a). Dividends paid on Restricted Shares after restrictions have lapsed are not subject to tax withholding.
     7. Conditions on Award.
          Notwithstanding anything herein to the contrary, the Committee may cancel an award of Restricted Shares, and may refuse to deliver shares of stock for which restrictions have lapsed, if:
          a. During the period from the date of the Participant’s termination of employment from the Company to the date any shares of stock for which restrictions have lapsed are delivered to the Participant (or the Participant’s beneficiary), the Committee determines that the Participant has either (i) refused to be available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company with respect to any matter that was handled by the Participant or under the Participant’s supervision while the Participant was in the employ of the Company or (ii) engaged in any activity that is directly or indirectly in competition with any activity of the Company; or
          b. The Committee determines that the Participant, at any time (whether before or after the Participant’s termination of employment with the Company, and whether before or after the grant of the Restricted Shares), acted in any manner that the Committee deems detrimental to the best interests of the Company.
     8. Nontransferability.
          Except as provided in Paragraph 9 of this Agreement, the Participant has no right to sell, assign, transfer, pledge, or otherwise alienate the Restricted Shares prior to the date on which the Restricted Shares are transferred to the Participant free and clear of the restrictions, and any attempted sale, assignment, transfer, pledge or other conveyance will be null and void.
     9. Beneficiary.
          The Participant may designate a beneficiary to receive stock that may be released on or after the Participant’s death on the form or in the manner prescribed for such purpose by the Committee. Absent such designation, the Participant’s beneficiary will be the Participant’s estate. The Participant may from time to time revoke or change the beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. If a Participant designates his or her spouse as beneficiary, such designation automatically shall become null and void on the date of the Participant’s divorce or legal separation from such spouse. The last such designation received by the Company will be controlling; provided, however, that no designation, or change or revocation thereof, will be effective unless received by the Company prior to the Participant’s death, and in no event will any designation be effective as of a date prior to such receipt. If the Committee is in doubt as to the identity of the beneficiary, the Committee may deem the Participant’s estate as the beneficiary, or the Company may apply to any court of appropriate jurisdiction and such application will be a complete discharge of the liability of the Company therefor.
     10. Securities Law Restrictions.
          a. The Participant acknowledges that the Restricted Shares granted under this Agreement, and any stock that may be transferred to the Participant, are being acquired for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “Act”). The Participant agrees and acknowledges, with respect to any stock that has not been registered under the Act, that (a) the Participant will not sell or otherwise dispose of such stock except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which in the opinion of counsel for the Company is exempt from such registration, and (b) a legend may be placed on the certificates for the stock to such effect. As further conditions to the issuance of the stock, the Participant agrees for himself or herself, the Participant’s beneficiary, and the Participant’s heirs, legatees and legal representatives, prior to such issuance, to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as the Committee determines may be necessary or appropriate for compliance with the Act and any applicable securities laws.
          b. Notwithstanding anything herein to the contrary, the Committee, in its sole and absolute discretion, may delay transferring stock or may impose restrictions or conditions on the Participant’s (or any beneficiary’s) ability to directly or indirectly sell, hypothecate, pledge, loan, or otherwise encumber, transfer or dispose of the stock, if the Committee determines that such action is necessary or desirable for compliance with any applicable state, federal or foreign law, the requirements of any stock exchange on which the stock is then traded, or is requested by the Company or the underwriters managing any underwritten offering of the Company’s securities pursuant to an effective registration statement filed under the Act.

     11. Voting Rights.
          The Restricted Shares may be voted by the Participant.
     12. Limited Interest.
          a. The grant of the Restricted Shares shall not be construed as giving the Participant any interest other than as provided in this Agreement.
          b. The grant of the Restricted Shares shall not confer on the Participant any right to continue as an employee or continue in service of the Company, nor interfere in any way with the right of the Company to terminate the Participant’s employment at any time.
          c. The grant of the Restricted Shares shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger, consolidation or business combination of the Company, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the stock or the rights of the holders thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other Company act or proceeding, whether of a similar character or otherwise.
          d. The Participant acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Restricted Stock under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Restricted Stock or benefits in lieu of Restricted Stock in the future. Future grants, if any, will be at the sole discretion of the Committee, including, but not limited to, the timing of any grant, the number of shares to be granted, and restrictions placed on such shares.
     13. Consent to Transfer of Personal Data.
          The Participant voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. The Participant is not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Participant’s ability to participate in the Plan. The Company holds certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). Visteon Corporation and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any shares of stock acquired pursuant to the Plan. The Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect the Participant’s ability to participate in the Plan.
     14. Incorporation by Reference.
          The terms of the Plan are expressly incorporated herein by reference. Capitalized terms that are not defined in this Agreement will have the meaning ascribed to them under the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall govern.
     15. Governing Law.
          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to any conflict of laws principles thereof.
     16. Severability.
          In the event any provision of the Agreement is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision has not been inserted.
     17. Amendment.
          This Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the Company and the Participant.
     18. Counterparts.
          This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

VISTEON CORPORATION
By:

Title:

Date: